Exhibit 10.2

AGENUS INC.
RESTRICTED STOCK UNIT AGREEMENT
Agenus Inc., a Delaware corporation, (the “Company”) hereby grants the Restricted Stock Units (“RSU”) specified below pursuant to its 2009 Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of grantee (the “Recipient”):

Date:

Number of RSUs granted hereunder (the “Award”):

Vesting Schedule:
Vesting Date:                Number of RSUs:

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.

AGENUS INC.
____________________________________
Signature of Recipient	By:____________________________
____________________________________	Name of Officer:
Street Address	Title:
____________________________________
City/State/Zip Code

AGENUS INC.
RESTRICTED STOCK UNIT AGREEMENT -- INCORPORATED TERMS AND CONDITIONS
AGENUS INC. (the “Company”) agrees to grant to the Recipient an Award of RSUs on the following terms and conditions:
1.    Grant Under Plan. This Award is made pursuant to and is governed by the Company’s 2009 Equity Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. This Award does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Board administers the Plan and its determinations regarding the operation of the Plan are final and binding.
2.    Award of RSUs. The Company hereby grants to the Recipient the Award of RSUs specified on the cover page of this agreement. Each RSU represents the right to receive one share of the Company’s common stock (“Common Stock”) upon the satisfaction of terms and conditions set forth in this agreement and the Plan. The Recipient shall have no rights as a stockholder, including dividend or voting rights, with respect to the RSUs until, and only to the extent, such RSUs become vested in accordance with Section 3.
3.    Vesting if Business Relationship Continues.
(a)    Vesting Schedule. If the Recipient has continuously maintained a Business Relationship with the Company through the vesting dates specified on the cover page hereof, the RSUs will vest on such dates in an amount equal to the number of RSUs set in accordance with the vesting schedule specified on the cover page. Any RSUs subject to this agreement that have not become vested shall be subject to forfeiture provisions described in Section 5 unless and until they become vested. Subject to Section 6, the shares of the Company’s Common Stock that are issued pursuant to each vesting date specified on the cover page are freely transferable. If the Recipient’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, for any reason or no reason, no unvested portion of the Award shall vest thereafter under any circumstances with respect to the Recipient. “Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board. The Board, in its discretion, may accelerate the vesting for all or a portion of any unvested portion of the Award.

(b) Certain Terminations of Business Relationship. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company. For purposes hereof, a termination of employment followed by another Business Relationship shall not be deemed a termination of the Business Relationship. This agreement shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Recipient continuously remains an employee of the Company or any Subsidiary.

(c) [Only For Individuals Subject to CIC Provisions in CIC Plan or Employment Agreements] [Acceleration of Vesting Upon Change of Control. Notwithstanding Sections 3(a) and 3(b), in the event of a Change in Control (as defined in the Company’s Amended and Restated Executive Change in Control Plan) of the Company while this Award is in effect, this Award shall, immediately prior to the consummation of such Change in Control, become fully vested and all shares subject to the RSUs shall be delivered to the Recipient.]

4.    Distribution of the Award; Certain Tax Matters. As soon as reasonably practicable following each of the vesting dates specified above, the Company will release the portion of the Award that has become vested as of such vesting date in the form of shares of the Company’s Common Stock. Notwithstanding the foregoing, in the event that (i) Recipient is subject to the Company’s policy permitting certain individuals to sell shares only during certain “window periods” in effect from time to time or Recipient is otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to Recipient, as determined by the Company in accordance with such policy, or does not occur on a date when Recipient is otherwise permitted to sell shares of the Company’s Common Stock on the open market, and (ii) the Company elects not to satisfy its obligations for Taxes (as defined below) by withholding shares from Recipient’s distribution, then such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to Recipient pursuant to such policy (regardless of whether Recipient’s Business Relationship with the Company has been terminated at such time) or the next business day when Recipient is not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares of Common Stock originally became deliverable. Upon and following the issuance of shares of the Company’s Common Stock on each of the vesting dates, the Recipient shall be the record owner of such shares of Common Stock. The Company or its transfer agent shall provide the Recipient with written notice promptly following each such vesting date; such notice to specify the amount that the Recipient is required to pay to satisfy any applicable withholding Taxes (as defined below). The Recipient may deposit with the Company an amount of cash equal to the amount determined by the Company, utilizing a tax rate determined by the Company in its reasonable discretion, to be required with respect to any withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the award or settlement of the restricted stock units (the “Taxes”). Alternatively, the Company may satisfy its withholding obligations with regard to the Taxes by any other means that may be acceptable to the Company in its discretion, including by the following means or by a combination of the following means: (a) entering into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Recipient irrevocably elects to sell a portion of the shares delivered under the Award to satisfy the Taxes and whereby the

FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Taxes directly to the Company, (b) with the prior approval of the Company, withholding a number of shares (rounded up to the nearest whole share) of the Company’s Common Stock with a market value determined as of the close of business on the applicable vesting date equal to the amount of such Taxes associated with the vesting or settlement of the Award and (c) withholding from any wages or other remuneration otherwise payable to the Recipient by the Company or any of its Subsidiaries.
5.    Restrictions on Transfer of RSUs; Forfeiture to the Company. The Recipient may not sell, assign, transfer, pledge, encumber or dispose of (“Transfer”) all or any portion of RSUs that have not become vested or any interest therein except to the Company pursuant to this Section 5.
Upon the termination of the Recipient’s Business Relationship, the Recipient shall forfeit to the Company, without any payment or other consideration, all RSUs that have not vested on or prior to such termination date (the “Forfeited RSUs”). The forfeiture of the Forfeited RSUs shall take place automatically upon termination of the Recipient’s Business Relationship. Upon termination of the Recipient’s Business Relationship, the Company shall automatically become the legal and beneficial owner of the RSUs being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name or cancel the number of RSUs being forfeited to the Company.
Notwithstanding the foregoing, a Recipient may transfer any portion of the Award by court order, will, or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this agreement to the same extent as if such transferee were the Recipient.
6.    Securities Laws Restrictions. The Company may prohibit the transfer of the shares of Common Stock issued upon vesting of the RSUs until they have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted or at any time a registration statement under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”) with respect to said shares of Common Stock issued upon vesting of the RSUs shall not be in effect. In addition, the Company may impose such other restrictions that counsel for the Company shall consider necessary to comply with any law applicable to the issuance of such shares by the Company. The certificates representing the shares of Common Stock issued upon vesting of the RSUs may contain such legends and stop transfer restrictions as counsel for the Company shall deem necessary to comply with any applicable law. If any shares of Common Stock issued upon vesting of the RSUs are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such shares of Common Stock.
7.    Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

8.    Provision of Documentation to Recipient; Conformity with the Plan. By signing this agreement the Recipient acknowledges receipt of a copy of this agreement and a copy of the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Recipient’s acceptance of this agreement, the Recipient agrees to be bound by all of the terms of this agreement and the Plan.
9.    Miscellaneous.
(a)    Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Recipient, to the address set forth on the cover page or to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.
(b)    Entire Agreement; Modification. This agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
(c)    Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.
(d)    Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein, subject to the limitations set forth in Section 5.
(e)    Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.
(f)    No Obligation to Continue Business Relationship. Neither the Plan, this agreement nor the grant of the Award imposes any obligation on the Company to continue the Recipient in employment or any other Business Relationship.